EXHIBIT 99.2

O’CHARLEY’S INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	October 5,	December 29,
	2003	2002

Assets
Current Assets:
Cash and cash equivalents	$3,175	$8,311
Accounts receivable	7,376	4,800
Inventories	20,667	18,300
Deferred income taxes	4,249	4,255
Short-term notes receivable	3,070	2,950
Other current assets	6,947	2,288

Total current assets	45,484	40,904

Property and Equipment, net	465,072	381,553
Goodwill	93,353	—
Other Intangible Assets	25,921	—
Other Assets	15,421	6,334

	$645,242	$428,791

Liabilities and Shareholders’ Equity
Current Liabilities:
Accounts payable	$21,179	$13,284
Accrued payroll and related expenses	12,382	13,328
Accrued expenses	17,542	10,387
Deferred revenue	5,259	8,712
Federal, state and local taxes	4,789	8,595
Current portion of long-term debt and capitalized leases	9,094	8,015

Total current liabilities	70,245	62,321

Deferred Income Taxes	10,474	7,796
Other Liabilities	8,629	4,623
Long-Term Debt, less current portion	223,212	98,164
Capitalized Lease Obligations, less current portion	33,757	25,923
Shareholders’ Equity:
Common stock — No par value; authorized, 50,000,000 shares; issued and outstanding, 22,173,257 in 2003 and 18,838,826 in 2002	168,692	116,171
Accumulated other comprehensive loss, net of tax	(628)	(931)
Unearned compensation	(2,279)	—
Retained earnings	133,140	114,724

Total shareholders’ equity	298,925	229,964

	$645,242	$428,791

See notes to unaudited consolidated financial statements.

O’CHARLEY’S INC.

CONSOLIDATED STATEMENTS OF EARNINGS
12 Weeks Ended October 5, 2003 and October 6, 2002
(In thousands, except per share data)
(Unaudited)

	2003	2002

Revenues:
Restaurant sales	$180,528	$115,565
Commissary sales	1,192	1,057

	181,720	116,622

Costs and Expenses:
Cost of restaurant sales:
Cost of food and beverage	54,646	32,849
Payroll and benefits	61,321	35,872
Restaurant operating costs	34,088	20,970
Cost of commissary sales	1,131	992
Advertising, general and administrative expenses	12,324	8,492
Depreciation and amortization	8,817	5,976
Pre-opening costs	1,579	1,194

	173,906	106,345

Income from Operations	7,814	10,277
Other Expense:
Interest expense, net	3,264	1,221
Other, net	25	11

	3,289	1,232

Earnings Before Income Taxes	4,525	9,045
Income Taxes	1,118	3,143

Net Earnings	$3,407	$5,902

Basic Earnings per Common Share:
Net earnings	$0.15	$0.31

Weighted average common shares outstanding	22,162	18,751

Diluted Earnings per Common Share:
Net earnings	$0.15	$0.30

Weighted average common shares outstanding	22,539	19,726

See notes to unaudited consolidated financial statements.

O’CHARLEY’S INC.

CONSOLIDATED STATEMENTS OF EARNINGS
40 Weeks Ended October 5, 2003 and October 6, 2002
 (In thousands, except per share data)
(Unaudited)

	2003	2002

Revenues:
Restaurant sales	$571,821	$377,691
Commissary sales	4,197	3,704

	576,018	381,395

Cost and Expenses:
Cost of restaurant sales:
Cost of food and beverage	165,486	108,707
Payroll and benefits	189,605	118,050
Restaurant operating costs	104,775	65,202
Cost of commissary sales	3,954	3,466
Advertising, general and administrative expenses	41,385	27,858
Depreciation and amortization	27,423	19,300
Pre-opening costs	5,535	4,143

	538,163	346,726

Income from Operations	37,855	34,669
Other (Income) Expense:
Interest expense, net	10,425	4,205
Other, net	(98)	(87)

	10,327	4,118

Earnings Before Income Taxes and Cumulative Effect of Change in Accounting Principle	27,528	30,551
Income Taxes	9,112	10,616

Earnings Before Cumulative Effect of Change in Accounting Principle	18,416	19,935
Cumulative Effect of Change in Accounting Principle, net of tax	—	(6,123)

Net Earnings	$18,416	$13,812

Basic Earnings per Share:
Earnings Before Cumulative Effect of Change in Accounting Principle	$0.86	$1.07
Cumulative Effect of Change in Accounting Principle, net of tax	—	(0.33)

Net Earnings	$0.86	$0.74

Weighted Average Common Shares Outstanding	21,507	18,645

Diluted Earnings per Share:
Earnings Before Cumulative Effect of Change in Accounting Principle	$0.83	$1.01
Cumulative Effect of Change in Accounting Principle, net of tax	—	(0.31)

Net Earnings	$0.83	$0.70

Weighted Average Common Shares Outstanding	22,222	19,795

See notes to unaudited consolidated financial statements.

O’CHARLEY’S INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
40 Weeks Ended October 5, 2003 and October 6, 2002
(In thousands)
(Unaudited)

	2003	2002

Cash Flows from Operating Activities:
Net earnings	$18,416	$13,812
Cumulative effect of change in accounting principle, net of tax	—	6,123
Adjustments to reconcile net earnings to net cash provided by operations:
Depreciation and amortization, property and equipment	27,423	19,300
Amortization of debt issuance costs	878	176
Compensation expense related to restricted stock plans	543	—
Provision for deferred income taxes	3,299	2,577
Loss (gain) on the sale and disposal of assets	21	(34)
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(1,288)	(307)
Inventories	689	(1,407)
Other current assets	(2,995)	(1,429)
Accounts payable	5,411	2,343
Deferred revenue	(7,148)	(2,562)
Accrued payroll and other accrued expenses	(4,269)	2,789
Tax benefit derived from exercise of stock options	3,630	960

Net cash provided by operating activities	44,610	42,341

Cash Flows from Investing Activities:
Capital expenditures for property and equipment	(54,596)	(60,017)
Proceeds from the sale of assets	1,934	1,637
Acquisition of company, net of cash acquired	(114,271)	—
Note receivable	(120)	(925)
Other, net	434	418

Net cash used in investing activities	(166,619)	(58,887)

Cash Flows from Financing Activities:
Proceeds from long-term debt	241,563	14,100
Payments on long-term debt and capitalized lease obligations	(124,380)	(6,377)
Debt issuance costs	(4,767)	—
Exercise of incentive stock options and issuances under stock purchase plan	4,457	3,635

Net cash provided by financing activities	116,873	11,358

Net decrease in cash and cash equivalents	(5,136)	(5,188)
Cash and cash equivalents at beginning of the period	8,311	6,369

Cash and cash equivalents at end of the period	$3,175	$1,181

Supplemental disclosures:
Cash paid for interest	$14,513	$4,542

Cash paid for income taxes	$7,994	$8,417

Additions to capitalized lease obligations	$16,778	$3,498

Effect of acquisition:
Fair value of assets acquired	$42,440
Purchase price in excess of the net assets acquired (goodwill)	93,353
Other intangible assets	25,921
Less fair value of liabilities assumed	(770)

Purchase price of acquisition	160,944
Less value of stock issued	(41,153)
Less cash acquired	(5,520)

Net cash paid for acquisition and related transaction costs	$114,271

See notes to unaudited consolidated financial statements.

O’CHARLEY’S INC.
NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

12 and 40 Weeks Ended October 5, 2003 and October 6, 2002

A.     BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial reporting and in accordance with Rule 10-01 of Regulation S-X. The Company’s fiscal year ends on the last Sunday in December with its first quarter consisting of sixteen weeks and the remaining three quarters consisting of twelve weeks each. Both fiscal 2003 and 2002 consist of fifty-two weeks each.

      In the opinion of management, the unaudited interim consolidated financial statements contained in this report reflect all adjustments, consisting of only normal recurring accruals, which are necessary for a fair presentation of the financial position and the results of operations for the interim periods presented. The results of operations for any interim period are not necessarily indicative of results for the full year.

      These unaudited consolidated financial statements, footnote disclosures and other information should be read in conjunction with the financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K/A for the year ended December 29, 2002.

B.     NET EARNINGS PER COMMON SHARE AND STOCK BASED COMPENSATION

      Basic earnings per common share have been computed on the basis of the weighted average number of common shares outstanding, and diluted earnings per common share have been computed on the basis of the weighted average number of common shares outstanding plus the dilutive effect of options outstanding.

      Following is a reconciliation of the weighted average common shares used in the Company’s basic and diluted earnings per share calculation.

	12 Weeks Ended		40 Weeks Ended

	October 5,	October 6,	October 5,	October 6,
	2003	2002	2003	2002

Weighted average common shares outstanding	22,162	18,751	21,507	18,645
Incremental stock option shares outstanding	377	975	715	1,150

Weighted average diluted common shares outstanding	22,539	19,726	22,222	19,795

      Options for approximately 1.9 million and 1.3 million shares were excluded from the 2003 12 and 40-week diluted weighted average common share calculation, respectively, due to these shares being anti-dilutive. Options for approximately 285,000 and 42,000 shares were excluded from the 2002 12 and 40-week diluted weighted average common share calculation, respectively, due to these shares being anti-dilutive.

      The Company has elected to continue to apply the intrinsic-value-based method of accounting pursuant to APB Opinion 25, and has adopted only the disclosure requirements of Statement of Financial Accounting Standards No. 123 (“SFAS No. 123”), “Accounting for Stock-Based Compensation” as amended by SFAS 148, “Accounting for Stock-Based Compensation — Transition and Disclosure, an amendment of Financial Accounting Standards Board Statement No. 123”. The following table illustrates the effect on net

O’CHARLEY’S INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

earnings for the 12 and 40-week periods ended October 5, 2003 and October 6, 2002 if the fair-value-based method had been applied to awards that were granted in each period:

	12 Weeks Ended		40 Weeks Ended

	October 5,	October 6,	October 5,	October 6,
	2003	2002	2003	2002

	(In thousands, except per share data)
Net earnings, as reported	$3,407	$5,902	$18,416	$13,812
Add stock-based employee compensation expense included in reported net earnings, net of tax	130	100	363	299
Deduct total stock-based employee compensation expense determined under fair-value-based method for all rewards, net of tax	(724)	(627)	(2,344)	(2,057)

Pro forma net earnings	$2,813	$5,375	$16,435	$12,054

Earnings per share:
Basic — as reported	$0.15	$0.31	$0.86	$0.74
Basic — pro forma	$0.13	$0.29	$0.76	$0.65
Diluted — as reported	$0.15	$0.30	$0.83	$0.70
Diluted — pro forma	$0.12	$0.27	$0.74	$0.61

      During the first 40 weeks of 2003, the Company granted approximately 1.2 million stock options to various employees within the Company. These options have vesting periods ranging from two to five years and have a weighted average exercise price of $20.69.

C.     ACQUISITION OF NINETY NINE RESTAURANT & PUB AND SENIOR CREDIT FACILITY

      On January 27, 2003, the Company acquired Ninety Nine Restaurant and Pub (“Ninety Nine”), a family-owned and operated casual dining chain based in Woburn, Massachusetts with operations in Connecticut, Maine, Massachusetts, New Hampshire, Rhode Island and Vermont. The Company acquired Ninety Nine for $116 million in cash and approximately 2.35 million shares of its common stock, plus the assumption of certain liabilities. The cash portion of the purchase price is subject to adjustment based on the consolidated net book value of Ninety Nine on the closing date. Of the stock portion of the purchase price, the Company delivered approximately 941,000 shares at closing, and will deliver approximately 408,000 shares on each of the first, second, and third anniversaries of the closing and 94,000 shares on each of the fourth and fifth anniversaries of the closing. As the passage of time is the only condition for the ultimate issuance of the common shares, all shares are assumed issued for purposes of basic and diluted earnings per share, and were valued in determining the purchase price of the acquisition. The results of operations for Ninety Nine are included in the consolidated results from January 27, 2003, the date of the acquisition.

      The transaction was accounted for using the purchase method of accounting as required by SFAS No. 141. Ninety Nine is being operated through indirect wholly owned subsidiaries of the Company.

      In order to retain and incentivize certain key employees of Ninety Nine, the Company agreed to pay a total of $1 million per year, plus interest, on each of January 1, 2004, 2005, 2006 and 2007 to those key employees of Ninety Nine who continue to be employed at such dates. Compensation cost recognized by the Company in the 12 and 40-week periods ended October 5, 2003 approximated $261,000 and $751,000, respectively.

      On January 27, 2003, the Company entered into a new senior secured credit facility for the purpose of funding the cash portion of the purchase price of Ninety Nine, retiring the previous revolving credit facility and providing capital for future growth. As discussed in Note K below, on November 4, 2003, the Company amended and restated its senior secured credit facility.

      The purchase price paid for the acquisition of Ninety Nine was $160.9 million, calculated as follows:

(in thousands)
Cash paid to sellers	$116,000
Fair value of shares issued to sellers	41,153
Closing and other transaction costs	3,791

Total purchase price	$160,944

      The following table sets forth the preliminary purchase price allocation in accordance with SFAS No. 141. The information set forth below is management’s preliminary purchase price allocation, and is subject to change:

(in thousands)
Net working capital (deficit)	$(2,106)
Property and equipment	41,990
Other	1,981
Purchase price in excess of the net assets acquired (goodwill)	93,353
Other indefinite life intangible assets — trademarks	25,921
Favorable operating leases	575
Estimated fair value of liabilities assumed	(770)

Purchase price of acquisition	160,944
Less value of stock issued	(41,153)
Less cash acquired	(5,520)

Net cash paid for acquisition and related transaction costs	$114,271

      The following unaudited pro forma condensed results of operations give effect to the acquisition of Ninety Nine as if such transaction had occurred at the beginning of fiscal 2002:

	Third Quarter		First 40 Weeks

Third Quarter and First 40 Weeks 2003 and 2002	2003	2002	2003	2002
Pro Forma Earnings:

	(in thousands, except per share data)
Total revenues	$181,720	$161,937	$592,201	$532,449
Earnings before income taxes and cumulative effect of change in accounting principle	4,525	11,954	27,911	39,594
Earnings before cumulative effect of change in accounting principle	3,407	7,800	18,666	25,835
Cumulative effect of change in accounting principle	—	—	—	(6,123)

Net earnings	$3,407	$7,800	$18,666	$19,712

Basic earnings per share
Earnings before cumulative effect of change in accounting principle	$0.15	$0.37	$0.84	$1.23
Cumulative effect of change in accounting principle	—	—	—	(0.29)

Net earnings	$0.15	$0.37	$0.84	$0.94

Basic weighted average common shares outstanding	22,162	21,104	22,095	20,998

Diluted earnings per share
Earnings before cumulative effect of change in accounting principle	$0.15	$0.35	$0.82	$1.17
Cumulative effect of change in accounting principle	—	—	—	(0.28)

Net earnings	$0.15	$0.35	$0.82	$0.89

Diluted weighted average common shares outstanding	22,539	22,079	22,810	22,148

      The foregoing unaudited pro forma amounts are based upon certain assumptions and estimates, including, but not limited to the recognition of interest expense on debt incurred to finance the acquisition and the issuance of shares associated with the purchase price. The unaudited pro forma amounts do not necessarily represent results which would have occurred if the acquisition had taken place on the basis assumed above, nor are they indicative of the results of future combined operations.

D.     ASSET IMPAIRMENT AND EXIT COSTS

      As discussed in Note 16 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the year ended December 29, 2002, the Company incurred charges during the third quarter of fiscal 2001 for asset impairment of approximately $5.0 million and exit costs totaling approximately $800,000 related to our decision to close five restaurants. We closed one store during the fourth quarter of 2001, two stores during the first quarter of 2002, one store during the third quarter of 2002 and one store during the first quarter of 2003. During the quarter ended October 5, 2003, the Company paid exit costs totaling approximately $42,000. During the first 40 weeks of 2003, the Company paid exit costs totaling approximately $275,000. The remaining balance of the accrual at October 5, 2003, which primarily represents the Company’s estimate of its remaining net lease obligations related to the closed stores, was approximately $260,000.

E.     DERIVATIVE INSTRUMENTS

      At October 5, 2003, the Company’s derivative financial instruments consisted of interest rate swaps with a combined notional amount of $20 million that effectively convert an equal portion of the Company’s debt from a floating rate to a fixed rate. The Company’s purpose for holding such instruments is to hedge its exposure to cash flow fluctuations due to changes in market interest rates. The fair value of the Company’s derivative financial instruments at October 5, 2003 is a liability of $939,000 compared to a liability of $1.4 million at December 29, 2002, which is included in other long-term liabilities on the consolidated balance sheets. The fair value adjustment resulted in the recognition of an unrealized gain of $488,000, net of related income taxes of $185,000, in accumulated other comprehensive loss in 2003.

O’CHARLEY’S INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

F.     COMPREHENSIVE INCOME

      Comprehensive income consists of net earnings and other comprehensive income/loss items attributable to unrealized gains and losses on derivative financial instruments and unrealized gains and losses on available for sale securities. The components of total comprehensive income for all periods presented are as follows:

	12 Weeks Ended		40 Weeks Ended

	October 5,	October 6,	October 5,	October 6,
	2003	2002	2003	2002

	(In thousands)
Net income	$3,407	$5,902	$18,416	$13,812
Other comprehensive income (loss), net of tax	180	(176)	303	(445)

Total comprehensive income	$3,587	$5,726	$18,719	$13,367

G.     RESTRICTED STOCK UNIT GRANTS

      In the first quarter of 2002, the Company granted approximately 84,000 restricted stock units to certain executive officers and members of senior management in order to provide retention incentives and to incentivize them to meet and exceed budgeted increases in targeted performance criteria. Each restricted stock unit represents the right to receive one share of the Company’s common stock. For each of fiscal years 2002, 2003, and 2004, the compensation committee of the board of directors will establish performance criteria related to targeted earnings per share. If the annual performance targets are achieved, one-third of the restricted stock units will vest in that year and the Company will issue the corresponding number of common shares to the individuals. In the event the performance criteria are not achieved, the restricted stock units that would have vested related to that fiscal year shall not vest and all rights thereto shall terminate. In the event that the employment of the individual by the Company is terminated for any reason, no further vesting of restricted stock units shall occur. The 2002 restricted stock unit tranche vested in 2002 due to the attainment of the applicable performance targets. No compensation cost attributable to the 2003 restricted stock units was recognized in the 12 and 40-week periods ended October 5, 2003 due to the Company’s earnings being below the established performance criteria.

      During the first quarter of 2003, the Company granted approximately 135,000 shares of restricted stock to certain executives and members of senior management associated with a performance accelerated restricted stock plan in order to provide retention incentives for these individuals. The grantee’s rights in the restricted stock shall become fully vested on the sixth anniversary of the grant date. Vesting can be accelerated on the attainment of certain stock performance criteria that are measured against the total shareholder return for the Standard and Poor’s 500 Restaurant Index for the period from the grant date to the measurement date. The awards may vest as early as three years from the grant date if the stock performance criteria are met at that time. In the event that the employment of the individual by the Company is terminated for any reason, no further vesting of restricted stock units shall occur. Upon issuance of restricted stock awards, unearned compensation is charged to shareholders’ equity for the fair value of the restricted stock and recognized as compensation expense ratably over the vesting periods, as applicable. Compensation cost related to these restricted stock awards recognized by the Company during the 12 and 40-week periods ended October 5, 2003 approximated $194,000 and $543,000, respectively.

H.     NEW ACCOUNTING PRONOUNCEMENTS

      In January 2003, the FASB issued Interpretation No. 46, “Consolidation of Variable Interest Entities, an interpretation of ARB No. 51.” This Interpretation addresses the consolidation by business enterprises of variable interest entities as defined in the Interpretation. The Interpretation applies immediately to variable interests in variable interest entities created after January 31, 2003, and to variable interests in variable interest

O’CHARLEY’S INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

entities obtained after January 31, 2003. It applies in the first fiscal year, or interim period ending after December 15, 2003, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2003. The application of this Interpretation is not expected to have an impact on the Company’s consolidated financial statements.

      On May 15, 2003, the FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity”. SFAS No. 150 requires issuers to classify as liabilities (or assets in some circumstances) three classes of freestanding financial instruments that embody obligations for the issuer. SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003 and is otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The Company adopted the provisions of SFAS No. 150 on July 14, 2003. The adoption of SFAS No. 150 did not have an impact on the Company’s consolidated financial statements or the disclosures thereto.

I.     CONTINGENCIES

     In September 2003, we became aware that customers and employees at one of our O’Charley’s restaurants located in Knoxville, Tennessee were exposed to the Hepatitis A virus, which resulted in a number of our employees and customers becoming infected. We have worked closely with the Knox County Health Department and the Centers for Disease Control and Prevention since we became aware of this incident and have cooperated fully with their directives and recommendations. We are aware of 81 individuals who have contracted the Hepatitis A virus in the Knoxville area, most of whom have been linked to our Knoxville restaurant during the time of the outbreak. As of February 2, 2004, we are also aware of 20 lawsuits filed against us, all of which have been filed in the Circuit Court for Knox County, Tennessee, that allege injuries or fear of injuries from the Hepatitis A incident. A number of these lawsuits seek substantial damages, including treble damages under certain Tennessee consumer protection laws and punitive damages, and certain of which seek to be certified as class actions. One of the lawsuits was filed by an individual who contracted the Hepatitis A virus and died following the filing of his lawsuit. This suit has been amended to seek compensatory damages not to exceed $7.5 million and punitive damages not to exceed $10.0 million alleging wrongful death. Certain other plaintiffs have alleged significant health concerns, including ailments requiring hospitalization. We are also aware of an outbreak of Hepatitis A linked to numerous independent restaurants and restaurant chains located in Georgia, including two of our O’Charley’s restaurants. We have received the preliminary report of the Georgia Division of Public Health indicating that ten persons who contracted the Hepatitis A virus in Georgia stated that they had eaten at the Centerville, Georgia or Macon, Georgia O’Charley’s restaurant. Each of the Knox County Health Department, the Georgia Division of Public Health, the Centers for Disease Control and Prevention and the Food and Drug Administration have tentatively associated the recent outbreaks of the Hepatitis A virus affecting a number of restaurants, including O’Charley’s, to eating green onions (scallions).

     While we intend to vigorously defend the litigation that has been filed against us, we are not able to predict the outcome of the litigation that has been filed against us or that may be filed against us in the future relating to the Hepatitis A outbreak or the amounts that we may be required to pay to settle any such litigation or to satisfy any adverse judgments that may be rendered against us. We have liability insurance; however, we cannot assure you that our insurance carriers will reimburse us for any loss or liability we suffer in connection with this litigation or that our insurance will be sufficient to cover such loss or liability. We do not believe that any of the legal proceedings pending against us will have a material adverse effect on our financial condition. We may incur or accrue expenses in a particular quarterly period relating to the Hepatitis A litigation or other legal proceedings that may adversely affect our results of operations for such period.

J.     SUPPLEMENTARY CONDENSED CONSOLIDATING FINANCIAL INFORMATION OF SUBSIDIARY GUARANTORS

      The obligations of the Company under its 9% Senior Subordinated Notes due 2013 (see Note K) are guaranteed by all of the Company’s subsidiaries, with the exception of certain minor subsidiaries. The guarantees are made on a joint and several basis. The claims of creditors of the non-guarantor subsidiaries have priority over the rights of the Company to receive dividends or distributions from such subsidiaries. Presented below is supplementary condensed consolidating financial information for the Company and the subsidiary guarantors as of October 5, 2003 and December 29, 2002 and for the 40 weeks ended October 5, 2003 and October 6, 2002.

O’CHARLEY’S INC.

CONDENSED CONSOLIDATING BALANCE SHEET
As of October 5, 2003
(In thousands)
(Unaudited)

			Minor
			Subsidiaries and
	Parent	Subsidiary	Consolidating
	Company	Guarantors	Adjustments	Consolidated

ASSETS
Current assets:
Cash and cash equivalents	$6,668	$(3,493)	$—	$3,175
Accounts receivable	3,692	3,684	—	7,376
Intercompany receivables (payable)	(136,643)	140,263	(3,620)	—
Inventories	3,363	17,304	—	20,667
Deferred income taxes	3,865	384	—	4,249
Short-term notes receivable	3,070	—	—	3,070
Other current assets	2,913	4,034	—	6,947

Total current assets	(113,072)	162,176	(3,620)	45,484

Property and equipment, net	383,050	82,022	—	465,072
Goodwill and other intangible assets	—	93,353	—	93,353
Other intangible assets	—	25,921	—	25,921
Other assets	211,581	22,746	(218,915)	15,412

Total assets	$481,559	$386,218	$(222,535)	$645,242

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,417	$11,418	$(3,656)	$21,179
Accrued payroll and related expenses	8,119	4,263	—	12,382
Accrued expenses	9,279	8,500	(237)	17,542
Deferred revenue	2,726	2,533	—	5,259
Federal, state and local taxes	(4,996)	9,785	—	4,789
Current portion of long-term debt and capitalized leases	8,757	337	—	9,094

Total current liabilities	37,302	36,836	(3,893)	70,245

Long-term debt, net of current portion	237,372	—	(14,160)	223,212

Capitalized lease obligations, net of current portion	31,689	2,068	—	33,757

Deferred income taxes	10,889	(415)	—	10,474

Other liabilities	1,451	7,053	125	8,629

Shareholders’ equity:
Common stock	168,313	168,752	(168,373)	168,692
Accumulated other comprehensive loss, net of tax	(628)	—	—	(628)
Unearned compensation expense	(2,279)	—	—	(2,279)
Retained earnings	(2,550)	171,924	(36,234)	133,140

Total shareholders’ equity	162,856	340,676	(204,607)	298,925

Total liabilities and shareholders’ equity	$481,559	$386,218	$(222,535)	$645,242

O’CHARLEY’S INC.
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 29, 2002

	Parent Company	Subsidiary Guarantors	Minor Subsidiaries and Consolidating Adjustments	Consolidated

	(Dollars in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$3,292	$5,019	$—	$8,311
Accounts receivable	2,888	1,912	—	4,800
Intercompany receivables (payable)	(75,700)	82,717	(7,017)	—
Inventories	2,939	15,361	—	18,300
Deferred income taxes	4,255	—	—	4,255
Short-term notes receivable	2,950	—	—	2,950
Other current assets	1,832	457	(1)	2,288

Total current assets	(57,544)	105,466	(7,018)	40,904

Property and equipment, net	348,439	33,114	—	381,553
Other assets	46,664	17,664	(57,994)	6,334

Total assets	$337,559	$156,244	$(65,012)	$428,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$14,574	$5,827	$(7,117)	$13,284
Accrued payroll and related expenses	10,078	3,250	—	13,328
Accrued expenses	8,307	2,251	(171)	10,387
Deferred revenue	7,213	1,499	—	8,712
Federal, state and local taxes	2,779	5,816	—	8,595
Current portion of long-term debt and capitalized leases	7,926	89	—	8,015

Total current liabilities	50,877	18,732	(7,288)	62,321

Long-term debt, net of current portion	112,324	—	(14,160)	98,164

Capitalized lease obligations, net of current portion	25,341	582	—	25,923

Deferred income taxes	7,796	—	—	7,796

Other liabilities	1,224	3,299	100	4,623

Shareholders’ equity:
Common stock	115,793	44,034	(43,656)	116,171
Accumulated other comprehensive loss, net of tax	(931)	—	—	(931)
Retained earnings	25,135	89,597	(8)	114,724

Total shareholders’ equity	139,997	133,631	(43,664)	229,964

Total liabilities and shareholders’ equity	$337,559	$156,244	$(65,012)	$428,791

O’CHARLEY’S INC.

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
40 Weeks Ended October 5, 2003
(In thousands)
(Unaudited)

			Minor
			Subsidiaries and
	Parent	Subsidiary	Consolidating
	Company	Guarantors	Adjustments	Consolidated

Revenues
Restaurant sales	$356,997	$198,334	$16,490	$571,821
Commissary sales	—	121,630	(117,433)	4,197

Total sales	356,997	319,964	(100,943)	576,018

Costs and expenses
Cost of sales
Cost of food and beverage	106,045	59,330	111	165,486
Payroll and benefits	121,811	64,113	3,681	189,605
Restaurant operating costs	62,823	37,485	4,467	104,775
Cost of commissary sales	—	114,587	(110,633)	3,954
Advertising, general and administrative expenses	1,938	39,447	—	41,385
Depreciation and amortization	20,613	6,810	—	27,423
Preopening costs	4,551	984	—	5,535

Total expenses	317,781	322,756	(102,374)	538,163

Income from operations	39,216	(2,792)	1,431	37,855

Other (income) expense
Interest expense, net	9,843	582	—	10,425
Other, net	35,448	(35,546)	—	(98)

Earnings before income taxes	(6,075)	32,172	1,431	27,528
Income taxes	(2,012)	10,650	474	9,112

Net earnings	$(4,063)	$21,522	$957	$18,416

O’CHARLEY’S INC.

CONDENSED CONSOLIDATING STATEMENT OF EARNINGS
40 Weeks Ended October 6, 2002
(In thousands)
(Unaudited)

			Minor
			Subsidiaries and
	Parent	Subsidiary	Consolidating
	Company	Guarantors	Adjustments	Consolidated

Revenues
Restaurant sales	$324,157	$44,624	$8,910	$377,691
Commissary sales		106,622	(102,918)	3,704

Total sales	324,157	151,246	(94,008)	381,395

Costs and expenses
Cost of sales
Cost of food and beverage	96,124	15,293	(2,710)	108,707
Payroll and benefits	104,862	11,278	1,910	118,050
Restaurant operating costs	51,818	11,214	2,170	65,202
Cost of commissary sales	—	99,789	(96,323)	3,466
Advertising, general and administrative expenses	1,430	26,428	—	27,858
Depreciation and amortization	17,565	1,735	—	19,300
Preopening costs	3,710	433	—	4,143

Total expenses	275,509	166,170	(94,953)	346,726

Income from operations	48,648	(14,924)	945	34,669
Other (income) expense
Interest expense, net	3,681	524	—	4,205
Other, net	32,278	(32,365)	—	(87)

Earnings before income taxes	12,689	16,917	945	30,551

Income taxes	4,410	5,878	328	10,616

Income before cumulative effect of change in accounting principle	8,279	11,039	617	19,935

Cumulative effect of change in accounting principle, net of tax	—	(6,123)	—	(6,123)

Net earnings	$8,279	$4,916	$617	$13,812

O’CHARLEY’S INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
40 Weeks Ended October 5, 2003
(In thousands)
(Unaudited)

			Minor
			Subsidiaries and
	Parent	Subsidiary	Consolidating
	Company	Guarantors	Adjustments	Consolidated

Cash flows from operating activities:
Net earnings (loss)	$(4,063)	$21,522	$957	$18,416
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization — property and equipment and goodwill	20,613	6,810	—	27,423
Amortization of debt issuance costs	878	—	—	878
Compensation expense related to restricted stock plans	—	543	—	543
Deferred income taxes	3,299	—	—	3,299
(Gain) loss on the sale and involuntary conversion of assets	25	(4)	—	21
Changes in assets and liabilities:
Accounts receivable	(805)	(483)	—	(1,288)
Inventories	(425)	1,114	—	689
Other current assets	(1,081)	(1,913)	(1)	(2,995)
Accounts payable	(1,156)	3,107	3,460	5,411
Deferred revenue	(4,488)	(2,660)	—	(7,148)
Accrued payroll and other accrued expenses	(8,760)	4,558	(67)	(4,269)
Tax benefit derived from exercise of stock options	3,630	—	—	3,630

Net cash provided by operating activities	7,667	32,594	4,349	44,610

Cash flows from investing activities
Additions to property and equipment	(42,884)	(11,992)	280	(54,596)
Proceeds from the sale and involuntary conversion of assets	1,930	4	—	1,934
Acquisition of company, net of cash acquired	—	—	(114,271)	(114,271)
Change in note receivable	(120)	—	—	(120)
Other, net	(121,243)	(29,118)	150,795	434
Stock issued for purchase of company	41,153	—	(41,153)	—

Net cash used in investing activities	(121,164)	(41,106)	(4,349)	(166,619)

Cash flows from financing activities:
Proceeds from long-term debt	241,563	—	—	241,563
Payments on long-term debt and capitalized lease obligations	(124,380)	—	—	(124,380)
Debt issuance costs	(4,767)	—	—	(4,767)
Exercise of employee incentive stock options and issuances under stock purchase plan	4,457	—	—	4,457

Net cash provided by financing activities	116,873	—	—	116,873

Increase (decrease) in cash and cash equivalents	3,376	(8,512)	—	(5,136)
Cash and cash equivalents at beginning of the period	3,292	5,019	—	8,311

Cash and cash equivalents at end of the period	$6,668	$(3,493)	$—	$3,175

O’CHARLEY’S INC.

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
40 Weeks Ended October 6, 2002
(In thousands)
(Unaudited)

			Minor
			Subsidiaries and
	Parent	Subsidiary	Consolidating
	Company	Guarantors	Adjustments	Consolidated

Cash flows from operating activities:
Net earnings	$8,279	$4,916	$617	$13,812
Cumulative effect of change in accounting principle, net	—	6,123	—	6,123
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization — property and equipment and goodwill	17,565	1,735	—	19,300
Amortization of debt issuance costs	176	—	—	176
Deferred income taxes	2,577	—	—	2,577
(Gain) loss on the sale and involuntary conversion of assets	(34)	—	—	(34)
Changes in assets and liabilities:
Accounts receivable	(595)	288	—	(307)
Inventories	(147)	(1,260)	—	(1,407)
Other current assets	(737)	(691)	(1)	(1,429)
Accounts payable	3,291	(550)	(398)	2,343
Deferred revenue	(2,117)	(373)	(72)	(2,562)
Accrued payroll and other accrued expenses	2,113	669	7	2,789
Tax benefit derived from exercise of stock options	960	—	—	960

Net cash provided by operating activities	31,331	10,857	153	42,341

Cash flows from investing activities:
Additions to property and equipment	(60,094)	(31)	108	(60,017)
Proceeds from the sale and involuntary conversion of assets	1,637	—	—	1,637
Change in note receivable	(925)	—	—	(925)
Other, net	19,382	(18,703)	(261)	418

Net cash used in investing activities	(40,000)	(18,734)	(153)	(58,887)

Cash flows from financing activities:
Proceeds from long-term debt	14,100	—	—	14,100
Payments on long-term debt and capitalized lease obligations	(6,377)	—	—	(6,377)
Exercise of employee incentive stock options and issuances under stock purchase plan	3,635	—	—	3,635

Net cash provided by financing activities	11,358	—	—	11,358

Increase (decrease) in cash and cash equivalents	2,689	(7,877)	—	(5,188)
Cash and cash equivalents at beginning of the period	2,883	3,486	—	6,369

Cash and cash equivalents at end of the period	$5,572	$(4,391)	$—	$1,181

O’CHARLEY’S INC.

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

K.     SUBSEQUENT EVENTS

      In the fourth quarter of 2003, we amended and restated our credit facility and issued $125 million aggregate principal amount of our 9.0% senior subordinated notes due 2013. Interest on the notes accrues at the stated rate and is payable semi-annually on May 1 and November 1 of each year commencing May 1, 2004. The notes mature on November 1, 2013. The notes are unsecured, senior subordinated obligations and rank junior in right of payment to all of our existing and future senior debt (as defined in the indenture governing the notes). At any time before November 1, 2006, we may redeem up to 35% of the original aggregate principal amount of the notes at a redemption price equal to 109% of the principal amount of the notes, plus accrued and unpaid interest, with the cash proceeds of certain equity offerings. We may also redeem all or a portion of the notes on or after November 1, 2006 at the redemption prices set forth in the indenture governing the notes. The notes are guaranteed on an unsecured, senior subordinated basis by certain of our subsidiaries.

     The indenture governing the notes contains certain customary covenants that, subject to certain exceptions and qualifications, limit our ability to, among other things: incur additional debt or issue preferred stock; pay dividends or make other distributions on, redeem or repurchase capital stock; make investments or other restricted payments; engage in sale and leaseback transactions; create or permit to exist certain liens; consolidate, merge or transfer all or substantially all of our assets; and enter into transactions with affiliates. In addition, if we sell certain assets (and generally do not use the proceeds of such sales for certain specified purposes) or experience specific kinds of changes in control, we must offer to repurchase all or a portion of the notes. The notes are also subject to certain cross-default provisions with the terms of our other indebtedness.

     The proceeds from the note offering were used to pay off the term loan and to repay a portion of the revolving credit loan under our existing bank credit facility. Our amended and restated bank credit facility consists of a revolving credit facility in a maximum principal amount of $125.0 million and does not provide for a term loan facility. The facility has a four-year term maturing in 2007, and bears interest, at our option, at either LIBOR plus a specified margin ranging from 1.25% to 2.25% based on certain financial ratios or the base rate, which is the higher of the lender’s prime rate and the federal funds rate plus 0.5%, plus a specified margin from 0.0% to 1.0% based on certain financial ratios. The amended and restated credit facility imposes restrictions on us with respect to the incurrence of additional indebtedness, sales of assets, mergers, acquisitions, joint ventures, investments, repurchases of stock and the payment of dividends. In addition, the amended and restated credit facility requires us to comply with certain specified financial covenants, including covenants and ratios relating to our senior secured leverage, maximum adjusted leverage, minimum fixed charge coverage, minimum asset coverage and maximum capital expenditures. The amended and restated credit facility contains certain events of default, including an event of default resulting from certain changes in control. In the consolidated balance sheet at October 5, 2003, we have reclassified $10.0 million from current portion of long-term debt to long-term debt based on these refinancings and the extension of the maturity date of the debt.

     During the fourth quarter of 2003, we also completed two sale and leaseback transactions. The first transaction, completed on October 17, 2003, involved the sale of 23 of our O’Charley’s restaurant properties for aggregate gross proceeds of approximately $50.0 million. The second transaction, completed on November 7, 2003, involved the sale of five of our O’Charley’s restaurants for aggregate gross proceeds of approximately $9.1 million. During the first quarter of 2004, we completed a transaction involving the sale of six of our O’Charley’s restaurants for aggregate gross proceeds of approximately $12.1 million. All of these sales were made to an unrelated entity who then leased the properties back to us. The leases that we entered into in connection with these transactions require us to make additional future minimum lease payments aggregating approximately $119.4 million over the 20-year term of the leases, or an average of approximately $6.0 million annually. The leases also provide for the payment of additional rent beginning in the sixth year of the lease term based on increases in the Consumer Price Index. The net proceeds from these transactions were used to pay down indebtedness under our existing bank credit facility. We expect to enter into additional sale and leaseback transactions totalling aggregate gross proceeds of approximately $14.0 million before the end of the first quarter in 2004.

     During the first quarter of 2004, we entered into interest rate swap agreements with a financial institution. These swap agreements effectively convert a portion of the fixed-rate indebtedness related to our 9% Senior Subordinated Notes into variable-rate obligations. The total notional amount of these swaps was $100.0 million and are based on six-month LIBOR rates in arrears plus a specified margin, the average of which is 3.87%. The terms and conditions of these swaps mirror the interest terms and conditions on our 9% Senior Subordinated Notes. These swap agreements expire in January 2014.

     In October 2003, we announced an authorization to repurchase up to $25.0 million of our common stock. Any repurchases will be made from time to time in open market transactions or privately negotiated transactions at our discretion. To date, we have not repurchased any shares of our common stock under this authorization. Any repurchases will be funded with borrowings under our amended and restated bank credit facility.